                                                                 Exhibit 23.1







                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Citadel Communications Corporation:

We consent to incorporation by reference in the registration statements (No. 333-65279, No. 33-85701 and No. 333-85703) on Form S-8 of Citadel Communications Corporation and the registration statement (No. 333-92593) on Form S-3 of Citadel Communications Corporation, Citadel Broadcasting Company, CCC Capital Trust I and CCC Capital Trust II of our report dated March 10, 2000, relating to the combined balance sheet of Dick Broadcasting Company, Inc. of Tennessee and subsidiaries, Dick Broadcasting Company, Inc. of Nashville and Dick Radio Alabama, Inc. as of December 31, 1999 and the related combined statements of income, stockholders' equity and cash flows for the year then ended, which report appears in Form 8-K of Citadel Communications Corporation dated October 2, 2000, and to all references to our firm included in the referenced registration statements.

/s/ Hines and Company, P.C.
Hines and Company, P.C.

Knoxville, Tennessee
October 17, 2000